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                                                                    EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated September 27, 2000, on the audited financial statements of Contango Oil & Gas Company included in its registration statement on Form SB-2 filed with the Securities and Exchange Commission on October 25, 2000, as amended, and to all references to our Firm included in this registration statement.



                                            ARTHUR ANDERSEN LLP

Houston, Texas
March 12, 2001